SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-SEQUA CORP - CLASS B

          GABELLI INTERNATIONAL LTD
                                10/24/97            1,000            65.2500
          GAMCO INVESTORS, INC.
                                10/24/97            9,500            65.6023
          GAMCO INVESTORS, INC.
                                11/21/97            3,000            67.0000
                                11/21/97           12,000            66.6792
                                11/20/97              500            64.5000
                                11/14/97              500            64.5000
                                11/11/97              600            64.0000
                                11/04/97              300            64.0000
                                11/03/97              500            65.5000
                                10/24/97            1,500            65.6023
                                10/21/97              200            63.0000
                                10/02/97              500            63.2500


















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.



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